                      1995 STOCK APPRECIATION RIGHTS PLAN



ARTICLE I  PURPOSE OF THE PLAN AND EFFECTIVE DATE

1.1 This Plan is established for certain designated executives and other employees of Harris Bankmont, Inc., Harris Bankcorp, Inc., and their respective Affiliates (as hereinafter defined) in order to provide an incentive to Participants (as hereinafter defined) in the Plan to attain long-term strategic goals and to attract and retain the services of valuable employees.

1.2  This Plan shall be effective as of January 1, 1995.

ARTICLE II   DEFINITIONS

2.1 In this Plan, words importing the singular shall include the plural and vice versa, and words importing the masculine gender shall extend to and include the feminine gender, unless the context in which a particular word is used clearly requires otherwise; and the following capitalized terms shall and have the following meanings:

     "Affiliate" means an "affiliate" as defined in Rule 12b-2 of the Securities Exchange Act of 1934.

     "Common Share" means a common share in the capital of the Bank of Montreal.

     "Company" means as the context may require each of Harris Bankmont, Inc. and Harris Bankcorp, Inc., and collectively both of said entities.

     "Compensation Committee" means the Compensation Committees of the Boards of Directors of the Company or such other committee designated by the Boards of Directors performing the same functions.

     "Cumulative Actual Economic Performance Level" means as of any date of determination during the term of a SAR the product of all ROE Indices for all Fiscal Years ending after the date a SAR (as hereinafter defined) was granted.

     "Cumulative Economic Performance Threshold" means as of any date of determination during the term of a SAR the product of all Economic Performance Indices for all Fiscal Years ending after the date such SAR was granted.

     "Designated Participant" means a Participant (as hereinafter defined) who is a participant in the Harris Growth Incentive Plan of the Company and/or its Affiliates for the period 1994-1996.

     "Economic Performance Index" means in respect of a particular Fiscal Year:

          (i) the Economic Performance Threshold for such Fiscal Year divided by
          (ii) 100
          plus
          (iii) 1.0.

     "Economic Performance Threshold" means such ROE for the Bank of Montreal (expressed as a percentage) as is determined and defined by the Human Resources and Management Compensation Committee to be applicable in respect of a Fiscal Year for the purposes of this Plan.

     "Employee" means a full-time employee of the Company or of any Affiliate of the Company.

     "Exercisable SAR" means a SAR which is exercisable under the provisions of
     Article IV hereof.

     "Expiry Date" means (i) with respect to a Five-Year SAR the 60th day after the first Record Date occurring after the tenth anniversary of the effective date of the Plan and (ii) with respect to a Three-Year SAR the 60th day after the first Record Date occurring after the sixth anniversary of such effective date.

     "First Five-Year Term" means the first five Fiscal Years measured from November 1 of the Fiscal Year during which a Five-Year SAR was granted.

     "First Three-Year Term" means the first three Fiscal Years measured from November 1 of the Fiscal Year during which a Three-Year SAR was granted.

     "Fiscal Year" means the twelve month period beginning November 1 and ending October 31.

     "Five-Year SAR" means any SAR granted pursuant hereto that is not a Three-Year SAR (as hereinafter defined).

     "Human Resources and Management Compensation Committee" means the Human Resources and Management Compensation Committee of the Board of Directors of the Bank of Montreal or such other Committee designated by such Board of Directors performing the same functions.

     "Market Value" is defined in Section 5.3 below.

     "Participant" means an Employee who has been granted SARs hereunder by the Company or the Affiliate which employs such Employee.

     "Stock Appreciation Right" or "SAR" means the right subject to the terms hereof, to receive from the Company or Affiliate which employs a Participant, a cash payment calculated by subtracting the relevant SAR Price from the Market Value of a Common Share on the date of determination, provided such result is a positive number.

     "Permanent Disability" means the permanent inability of a Participant to perform the duties of his or her employment as a result of illness, accident or physical or mental disability.

     "Plan" means the Stock Appreciation Rights Plan set forth in this document, as may be amended from time to time in accordance with Article VI hereof.

     "Record Date" means the date on which the Bank of Montreal publishes its' annual report.

     "ROE" for a particular Fiscal Year means:

          (i) the net income or loss of the Bank of Montreal for such Fiscal Year, net of any dividends on shares other than Common Shares paid in such year;
                divided by the sum of
          (ii) the average common share capital of Bank of Montreal for the Fiscal Year; and
          (iii) the Bank of Montreal's average retained earnings in respect of such Fiscal Year;
          multiplied by
          (iv)  100,

     all as reported in the Bank of Montreal's published annual report in respect of the Fiscal Year.

     "SAR Price" means as to any SAR an amount equal to the closing price on the New York Stock Exchange of a Common Share on January 16, 1995, the effective date of the Plan.

     "ROE Index" in respect of a particular Fiscal Year means:

          (i) the ROE (which may be a positive or negative number) for such Fiscal Year divided by
          (ii)  100
          plus
          (iii) 1.0.

     "Second Five-Year Term" means the period of time commencing on the day immediately following the expiry of the First Five-Year Term and ending on the Expiry Date of the Five-Year SARs.

     "Second Three Year Term" means the period of time commencing on the day immediately following the expiry of the First-Three Year Term and ending on the Expiry Date of the Three-Year SARs.

     "Three-Year SAR" means a SAR with respect to which the election under
     Section 3.6 below has been made.

ARTICLE III    ELIGIBILITY AND GRANT OF STOCK APPRECIATION RIGHTS

3.1 The Compensation Committee is authorized, in its sole and absolute discretion, to grant on behalf of the Company to Employees selected by it SARs for a stated period. The number of SARs to be granted to any Employee under this Plan shall be determined by the Compensation Committee of the Company in its sole and absolute discretion. The Board of Directors of any Affiliate which employs a Participant shall concur in the award of any SARs to its Employee/Participants, but may not increase the amount of a grant.

3.2 Each Participant shall receive a certificate specifying the number of SARs granted to such Participant and the relevant terms thereof.

3.3 In the event of any termination of employment of a Participant which is voluntary on the part of such Participant or any termination of the employment of a Participant by the Company or by an Affiliate for cause during the term of a SAR, all unexercised SAR(s) held by the Participant on such date shall be immediately forfeited, cancelled and terminated.

3.4 In the event of the termination of the employment of a Participant by the Company or by an Affiliate without cause during the term of a SAR, all otherwise Exercisable SARs held by the Participant on the date of termination of employment may be exercised in accordance with the terms of the Plan. All other SARs held by a Participant on the date of such termination of employment without cause shall be immediately forfeited, cancelled and terminated.

3.5 For the purposes of this Plan, the Chief Executive Officer of the Company shall conclusively determine whether or not a Participant has retired, is Permanently Disabled or been discharged for cause or otherwise, and the effective date of such event.

3.6 All SARs granted hereunder shall be Five-Year SARs except that each Designated Participant may elect by written notice received by the Secretary of the Company on or before July 31, 1995 to convert to Three-Year SARs 50% of the SARs issued to such Designated Participant. Such conversion shall be irrevocable.

ARTICLE IV    EXERCISABILITY OF SARs

4.1 No SARs granted under this Plan may be exercised by a Participant unless the SARs have become exercisable in accordance with the provisions of this Article, whereupon such SARs will be deemed to be Exercisable SARs.

4.2 (a) A Five-Year SAR shall be exercisable by a Participant (or other person as provided in Section 4.4) only during the sixty day period beginning on the first Record Date to occur after the end of the First Five-Year Term if the Cumulative Actual Economic Performance Level equals or exceeds the Cumulative Economic Performance Threshold.

     (b) If a Five-Year SAR does not become an Exercisable SAR pursuant to the preceding paragraph 4.2 (a), such SAR may be exercised during the sixty-day period beginning on the first Record Date during the Second Five-Year Term on which it is reported that the Cumulative Actual Economic Performance Level exceeds the Cumulative
         Economic Performance Threshold.

     (c) An Exercisable Five-Year SAR shall terminate and be cancelled if it is not exercised during the relevant 60-day exercise period provided for in paragraphs (a) or (b) of this Section 4.2.

4.3 (a) A Three-Year SAR shall be exercisable by a Participant (or other person as provided in Section 4.4) only during the sixty day period beginning on the first Record Date to occur after the end of the First Three-Year Term if the Cumulative Actual Economic Performance Level equals or exceeds the Cumulative Economic Performance Threshold.

    (b) If a Three-Year SAR does not become an Exercisable SAR pursuant to the preceding paragraph 4.3 (a), such SAR may be exercised during the sixty-day period beginning on the first Record Date during the Second Three-Year Term on which it is reported that the Cumulative Actual Economic Performance Level exceeds the Cumulative Economic Performance Threshold.

    (c) An Exercisable Three-Year SAR shall terminate and be cancelled automatically if it is not exercised during the relevant 60-day exercise period provided for in paragraphs (a) or (b) of this Section 4.3.

4.4 In the event of a Participant's death, Permanent Disability or retirement in accordance with the Company's retirement policy any SARs granted to such Participant and not otherwise terminated and cancelled, may be exercised by the Participant, or by his or her legal representative, as the case may be, in accordance with the terms of the Plan.

4.5 The Human Resources and Management Compensation Committee in its sole discretion may make such adjustments to the ROE of the Company in respect of any Fiscal Year for the purpose of this Plan as it deems appropriate in the circumstances.

ARTICLE V    METHOD OF EXERCISE OF EXERCISABLE SARs

5.1 A Participant may exercise an Exercisable SAR only by delivering to the Corporate Secretary of the Company a written notice specifying the number of SARs exercised.

5.2 Upon the exercise of an Exercisable SAR in accordance with section 5.1 hereof, the Company or Affiliate which employs such Participant shall pay with reasonable promptness to the Participant in respect of the SARs so exercised an amount equal to the difference between the Market Value of a Common Share on the date of exercise of the designated SARs and the SAR Price specified therein, multiplied by the number of SARs referred to in the notice of exercise. Upon such payment being made, all such Exercisable SARs shall thereupon be cancelled. All payments shall be subject to withholding for income and other taxes as required pursuant to applicable law.

5.3 The Market Value of a Common Share on the date of exercise of a SAR will for the purposes of this Plan be deemed to be equal to the volume weighted average trading price of the Common Shares on The New York Stock Exchange (as published in the Volume-Weighted Average Quote Recap, as calculated by Bloomberg Financial Markets) for the 20 trading days ending on the last trading day immediately prior to the date of exercise.

ARTICLE VI     AMENDMENT OR TERMINATION OF THE PLAN

6.1 The Company reserves the right, subject to any regulatory or required shareholder approval, to amend, modify or terminate the Plan at any time, provided, however, that any such amendment or modification shall not decrease the entitlements of a Participant which have accrued prior to the date of such amendment or termination, as the case may be.

6.2 The Human Resources and Management Compensation Committee may at any time resolve to cease granting further SARs under this Plan. Such resolution shall not, however, decrease the entitlements of a Participant that had accrued prior to the date of such termination.

6.3 Notwithstanding any other provision hereof, any modification or amendment to the Plan which is deemed necessary or appropriate to bring the Plan into conformity with applicable law or regulation may be made retroactively, if appropriate.

ARTICLE VII    VARIATION OF SECURITIES

7.1 SARs based on the Bank of Montreal's Common Shares shall apply, mutatis mutandis:

     (i) to any securities that result either directly or indirectly from the conversion, changing, reclassification, redivision, redesignation, sub-division or consolidation of Common Shares; and

     (ii) to any securities of the Company or of any successor or continuing Company which may result from a reorganization, amalgamation, consolidation or merger, statutory or otherwise.

ARTICLE VIII    COMPLIANCE WITH REGULATORY REQUIREMENTS

8.1 Notwithstanding any other provision hereof, SARs may be issued to Employees by the Compensation Committee subsequent to the adoption of the Plan by the Boards of Directors of the Company.

8.2 The Company's obligation to issue SARs in accordance with the terms of this Plan and any SARs granted hereunder are subject to compliance with any applicable legislation and the rules, regulations and published policies of any regulatory authorities or agencies having or asserting jurisdiction over the issuance and distribution of such SARs in such jurisdictions as the Company may elect to grant SARs to Participants.

ARTICLE IX     ADMINISTRATION

9.1 The Plan shall be administered by the Compensation Committee. The Committee shall have full and complete authority to interpret this Plan and to prescribe such rules and regulations and make such other determinations as it deems necessary for the administration of this Plan.

9.2 The Company shall maintain a register of all SARs granted to, or exercised by, Participant(s), as well as all SARs that have been forfeited, terminated and cancelled or expired, as the case may be.

9.3 A Participant may request a copy of an excerpt of such register to the extent that the information requested relates to the Participant's own personal entitlements under the Plan.

9.4 The Company shall from time to time determine whether any particular SARs granted hereunder have become Exercisable SARs in accordance with Article IV hereof and shall advise Participants from time to time of the status of such SARs.

ARTICLE X    GENERAL

10.1 The Plan shall not be construed to create or enlarge any right of any Participant to remain in the employment or service of the Company, or any Affiliate of the Company, nor to interfere in any manner with the right of the Company, or any Affiliate of the Company, to discharge any Employee.

10.2 No SARs granted under the Plan shall be transferable or assignable by the Participant otherwise than by will or pursuant to the laws of succession and no SARs may be exercised by anyone other than the participant or his or her legal representative during the lifetime of the Participant. Furthermore, no SARs may be pledged, encumbered or charged by the Participant in any manner.

10.3 The Plan shall be governed by and construed in accordance with the law of the State of Illinois and the laws of the United States applicable therein.

10.4 This Plan shall be binding upon the Company, its successors and assigns.

10.5 Participation in the Plan is entirely voluntary, and any decision of an Employee not to participate shall not affect the Employee's employment with the Company or any Affiliate of the Company.